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                                 EXHIBIT 10.16
                             SECURED PROMISSORY NOTE
                 (CONSTRUCTION LOAN - REVOLVING LINE OF CREDIT)

$2,000,000.00                    Phoenix, Arizona           September 25th, 2002

1.       FUNDAMENTAL PROVISIONS.

         The following terms will be used as defined terms in this Secured Promissory Note (as it may be amended, modified, extended, and renewed from time to time, the "Note"):

         Payee and Holder:  NATIONAL BANK OF ARIZONA,
                            a national banking association.

         Maker:             GLENDALE CONDOMINIUMS, LLC,
                            an Arizona limited liability company

         Principal Amount:  Two Million and No/100 Dollars ($2,000,000.00)

         Interest
         Rate: One and one-half percent (1.5%) per annum above the Index Rate; provided, however, such rate shall never be less than seven percent (7.0%) per annum. The Interest Rate shall change from time to time as and when the Index Rate changes.

         Default
         Interest Rate:     The greater of (a) eighteen percent (18%), or (b)
                            four percent (4.0%) per annum above the Interest
                            Rate. The Default Interest Rate shall change from time to time as and when the Interest Rate changes as a result of changes in the Index Rate.

         Index Rate:        The rate of interest most recently announced as the
                            "prime rate" as published from time to time in the Western Edition of The Wall Street Journal, as such rate shall change from time to time.

         Interest
         Payment Date:      The first day of each calendar month after the date
                            upon which the Deed of Trust is recorded in the Official Records of the Maricopa County, Arizona
                            Recorder.

         Maturity Date:     The maturity date applicable to each Eight-Plex Loan
                            as set forth in Section 1.1 of the Loan Agreement, which provides for individual maturity dates for each Eight-Plex Loan as determined by Payee.

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         Business Day:      Any day of the year other than Saturdays, Sundays
                            and legal holidays on which Payee's main office at 3101 North Central Avenue, Phoenix, Arizona, is closed.

         Loan
         Agreement:         That certain Master Revolving Line of Credit
                            Agreement of even date herewith between Maker and Payee (as it may be amended and modified from time to time).

         Deed of Trust:     The Deed of Trust by Maker, as Trustor, in favor of
                            Payee, as Beneficiary.

         Loan
         Documents:         The Loan Agreement, the Note, the Deed of Trust and
                            any other documents securing the repayment of the Note.

         Loan: The loan from Payee to Maker in the Principal Amount and evidenced by this Note.

         MRLOC: The discretionary revolving line of credit which is the subject of this Note to finance the construction of Eight-Plexes as defined in the Loan Agreement.

         MRLOC
         Expiration Date:   The date which is twenty-four (24) months after the
                            date of this Note and after which Holder shall have no further obligation to review requests for any new
                            Eight-Plex Loan.

2.       PROMISE TO PAY.

         For value received, Maker promises to pay to the order of Holder, at its office at 3101 North Central Avenue, Phoenix, Arizona 85012, or at such other place as the Holder hereof may from time to time designate in writing, the Principal Amount, or so much thereof as shall from time to time be disbursed under the Loan Agreement, together with accrued interest from the date of disbursement on the unpaid principal balance at the Interest Rate.

3.       INTEREST.

         (a) Absent an Event of Default hereunder or under any of the Loan Documents, each advance made hereunder shall bear interest at the Interest Rate in effect from time to time. Throughout the term of this Note, interest shall be calculated on a 360-day year with respect to the unpaid balance of any advanced and, in all cases, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 365-days on an annual basis.

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         (b)      All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposes, deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off. Maker will pay the amounts necessary such that the gross amount of the principal and interest received by the holder hereof is not less than that required by this Note.

         (c) Interest hereunder shall be payable by Maker to the holder hereof monthly, the first of which interest payments shall be payable on the Interest Payment Date and on the same day of each succeeding month thereafter as herein provided. If any payment of interest to be made by Maker hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest in such payment.

         (d) On or before the Maturity Date for each Eight-Plex Loan, Maker shall repay to Payee all principal, interest and other sums due Payee.

4.       PREPAYMENT.

         (a) Maker may prepay the Loan, in whole or in part, at any time without penalty or premium.

         (b) The Loan proceeds may be re-borrowed by Maker in accordance with the terms of the Loan Agreement.

5.       LAWFUL MONEY.

         Principal and interest are payable in lawful money of the United States of America.

6.       APPLICATION OF PAYMENTS/LATE CHARGE.

         (a) Absent the occurrence of an Event of Default hereunder or under any of the other Loan Documents, any payments received by the holder hereof pursuant to the terms hereof shall be applied first to sums, other than principal and interest, due the holder hereof pursuant to the Loan Documents, next to the payment of all interest accrued to the date of such payment, and the balance, if any, to the payment of principal. Any payments received by the holder hereof after the occurrence of an Event of Default hereunder or under any of the Loan Documents, shall be applied to the amounts specified in this
                  Section 6(a) in such order as the holder hereof may, in its sole discretion, elect.

         (b) If any payment of interest and/or principal is not received by the holder hereof when such payment is due, then in addition to the remedies conferred upon the holder hereof pursuant to
                  Section 10 hereof and the other Loan Documents, (i) a late charge of ten percent (10%) of the amount due and unpaid will be added to

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                  the delinquent amount to compensate the holder hereof for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure periods, and (ii) the amount due and unpaid (including, without limitation, the late charge) shall bear interest at the Default Interest Rate.

         (c) Maker will pay a fee to Lender of $25.00 if Maker makes a payment on Maker's loan and the check or preauthorized charge with which Maker pays is later dishonored.

7.       SECURITY.

         This Note is secured by the Deed of Trust, which Deed of Trust creates a lien on that certain real and personal property described therein.

8.       EVENT OF DEFAULT.

         The occurrence of any of the following shall be deemed to be an event of default ("Event of Default") hereunder:

         (a) default in the payment of principal or interest when due pursuant to the terms hereof and the expiration of ten (10) days after written notice of such default from Holder to Maker; or

         (b) the occurrence of an Event of Default under any of the other Loan Documents.

9.       RIGHT OF SETOFF.

         Maker grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Maker's right, title and interest in and to, Maker's accounts with Lender (whether checking, savings, or some other account), and all accounts Maker may open in the future. Maker authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

10.      REMEDIES.

         Upon the occurrence of an Event of Default and the expiration of any cure period as provided in the Loan Agreement, then at the option of the holder hereof, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Loan Documents shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Loan Documents, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate. No delay or omission on the part of the holder hereof

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         in exercising any right under this Note or under any of the other Loan
         Documents hereof shall operate as a waiver of such right.

11.      WAIVER.

         Maker, endorsers, guarantors and sureties of this Note hereby waive diligence, demand for payments, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, the holder hereof may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any person liable thereunder, and release any security or guaranty. Maker, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

12.      CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

         No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the holder hereof to exercise and no delay by the holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

13.      ATTORNEY'S FEES.

         If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefore, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

14.      SEVERABILITY.

         If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

15.      INTEREST RATE LIMITATION.

         Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including without limitation, any commitment fee and any other fees to be paid by Maker pursuant to the provisions of the Loan Documents. Holder and Maker agree that

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         none of the terms and provisions contained herein or in any of the Loan
         Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the holder, be credited to the payment of other amounts payable under the Loan Documents or returned to Maker.

16.      NUMBER AND GENDER.

         In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

17.      HEADINGS.

         Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

18.      CHOICE OF LAW.

         This Note shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflict of laws principles.

19.      INTEGRATION.

         The Loan Documents contain the complete understanding and agreement of the holder hereof and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

20.      BINDING EFFECT.

         The Loan Documents will be binding upon, and inure to the benefit of, the holder hereof, Maker and their respective successors and assigns. Maker may not delegate its obligations under the Loan Documents.

21.      TIME OF THE ESSENCE.

         Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

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22.      SURVIVAL.

         The representations, warranties, and covenants of the Maker in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

23.      ARBITRATION PROVISIONS.

1. ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

2. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

3. DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

4. ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

6. ARBITRATION WILL APPLY TO ALL DISPUTES BETWEEN THE PARTIES, NOT JUST THOSE CONCERNING THE AGREEMENT.

7. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

         (a) Any claim or controversy ("Dispute") between or among the parties and their employees, agents, affiliates, and assigns, including, but not limited to, Disputes arising out of or relating to this agreement, this arbitration provision ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Agreements"), and including, but not limited to, a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association (the "Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this agreement or Related Agreements. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties.

         (b) The arbitration proceedings shall be conducted in a city mutually agreed by the parties. Absent such an agreement, arbitration will be conducted In Phoenix, Arizona or such other place as may be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award Issued within 150 days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the

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arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this agreement, this arbitration clause, or Related Agreements, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense, is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim arising out of the same transaction involving another party to that transaction that is bound by an arbitration clause with Lender, such as borrowers, guarantors, sureties, and owners of collateral; and (2) consolidate or administer multiple arbitration claims or controversies as a class action in accordance with Rule 23 of the Federal Rules of Civil Procedure.

         (c) The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

         (d) Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000.00); if the award exceeds that limit, either party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made with that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

         (e) No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or after initiation of an arbitration proceeding, except to the

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extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator. If any party desires to arbitrate a Dispute asserted against such party in a complaint, counterclaim, cross-claim, or third-party complaint thereto, or in an answer or other reply to any such pleading, such party must make an appropriate motion to the trial court seeking to compel arbitration, which motion must be filed with the court within 45 days of service of the pleading, or amendment thereto, setting forth such Dispute, If arbitration is compelled after commencement of litigation of a Dispute, the party obtaining an order compelling arbitration shall commence arbitration and pay the Administrator's filing fees and costs within 45 days of entry of such order. Failure to do so shall constitute an agreement to proceed with litigation and waiver of the right to arbitrate. In any arbitration commenced by a consumer regarding a consumer Dispute, Lender shall pay one half of the Administrator's filing fee, up to $250.

         (f) Notwithstanding the applicability of any other law to this agreement, the arbitration clause, or Related Agreements between, or among the parties, the Federal Arbitration Act, 9 U.S.C. Section 1, et seq., shall apply to the construction and interpretation of this arbitration clause. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

                               GLENDALE CONDOMINIUMS, LLC,
                               an Arizona limited liability company

                               By: 45th/47th Ave. & Glendale, L.L.C.,
                                   an Arizona limited liability company
                                   Its Manager/Member

                                   By: Great Western Land & Recreation Inc.,
                                       A Delaware Corporation
                                       Its Member

                                       By:  /s/ William Szilagyi
                                       -----------------------------------------
                                       Its:  Senior Vice President

                               By: /s/ Kemp Biddulph
                                   ---------------------------------------------
                                   Kemp Biddulph, as Trustee of the Biddulph
                                   Revocable Trust dated May 6, 1983, as amended Its Member

                               By: /s/ Roger Hagadorn
                                   ---------------------------------------------
                                   Roger Hagadorn
                                   Its Member

                                                                         "Maker"

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